Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS SECOND QUARTER 2012 RESULTS AND DECLARES QUARTERLY DIVIDEND; REVENUES, NET INCOME, FFO AND AFFO INCREASED 34%, 184%, 61% AND 52%, RESPECTIVELY, OVER THE SECOND QUARTER 2011.

IRVINE, CA, August 1, 2012 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the second quarter of 2012.
RECENT HIGHLIGHTS

•
For the second quarter of 2012, we posted FFO, AFFO and net income per diluted share of $0.36, $0.42 and $0.16, respectively, up from $0.33, $0.40 and $0.08, respectively, for the second quarter of 2011.

•	During the second quarter, revenues increased 34% over the same period in 2011 from $18.8 million to $25.1 million.

•
During the second quarter, we purchased four skilled nursing facilities in two separate transactions for $25.7 million and originated a $11.0 million first mortgage with an option to purchase the skilled nursing facility securing the loan.

•
During the second quarter, we refinanced four existing mortgage notes totaling $20.9 million and reduced the weighted average interest rate from 5.75% to 2.49%. We also amended our loan agreement on $58.6 million of variable rate mortgage debt and reduced the interest rate by 50 basis points. Subsequent to June 30, 2012, we refinanced an existing $13.5 million mortgage note and reduced the interest rate from 5.90% to 2.49%. These refinancings will result in annual interest savings of approximately $1.4 million.

•
On July 26, 2012, we issued a $100 million aggregate principal amount add-on to our existing 8.125% senior notes due 2018 at a price of 106.0% for net proceeds of $103.8 million (after underwriting costs but before other offering expenses) at a yield-to-maturity of 6.92%.

•
On August 1, 2012, our board of directors declared a quarterly cash dividend of $0.33 per share of common stock. The dividend will be paid on August 31, 2012 to stockholders of record as of the close of business on August 15, 2012.

Commenting on the second quarter results, Rick Matros, CEO and Chairman, said, "We had a very productive second quarter as well as an active start to the third quarter considering our acquisition activity, refinancing, and the add on to our senior notes. Operationally, our tenants had a nice quarter with strong improvement in rent coverage and an improvement in occupancy in our skilled nursing/post-acute portfolio, despite this quarter being soft throughout the industry. As we look toward the remainder of the year, we fully expect to achieve our guidance on acquisition volume. Additionally, for the first time we expect our acquisition activity to demonstrate our commitment to expand Sabra's portfolio into senior housing."
Performance for the Second Quarter of 2012
During the second quarter of 2012, we recognized FFO of $13.5 million ($0.36 per diluted share) and AFFO of $15.7 million ($0.42 per diluted share), compared to FFO of $8.4 million ($0.33 per diluted share) and AFFO of $10.3 million ($0.40 per diluted share) for the same period in 2011. AFFO represents FFO excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, which aggregated to a net adjustment of $2.2 million ($0.06 per diluted share) for the period. During the second quarter of 2012, net income was $5.9 million ($0.16 per diluted share), compared to net income of $2.1 million ($0.08 per diluted share) for the same period in 2011. We recognized revenues of $25.1 million during the second quarter of 2012 compared to $18.8 million during the second quarter of 2011. In addition, during the second quarter of 2012, we generated $7.6 million of cash flow from operations up from $5.5 million during the same period of 2011. Finally, Adjusted Facility EBITDAR Coverage and Adjusted Tenant EBITDAR Coverage were 1.34x and 1.55x, respectively, for the three months ended June 30, 2012 after eliminating the impact of one facility identified as a strategic disposition candidate.

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LIQUIDITY
As of June 30, 2012, we had approximately $160.6 million in liquidity, consisting of unrestricted cash and cash equivalents of $3.1 million and available borrowings of $157.5 million under our secured revolving credit facility. A portion of the proceeds from our July 26, 2012 offering of 8.125% senior notes due 2018 was used to repay the $42.5 million outstanding under our secured revolving credit facility as of June 30, 2012.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2012 second quarter results will be held on Thursday, August 2, 2012 at 10:00am Pacific Time. The dial in number for the conference call is (888) 490-2767 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days, ending on September 1, 2012, by dialing (888) 203-1112, and using passcode 2704460. The Company’s supplemental information package for the second quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
Sabra Health Care REIT, Inc. (NASDAQ: SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States. As of June 30, 2012, Sabra’s investment portfolio included 103 properties (consisting of (i) 93 skilled nursing/post-acute facilities, (ii) nine senior housing facilities, and (iii) one acute care hospital), one mezzanine loan investment and one mortgage loan investment. As of June 30, 2012, Sabra’s properties were located in 25 states and included 11,392 licensed beds.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our acquisition pipeline.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Sun Healthcare Group, Inc. ("Sun") until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to qualify and maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
TENANT INFORMATION
This release includes information regarding Sun. Sun is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Sun's filings with the SEC can be found at www.sec.gov. This release also includes information regarding each of our other tenants that lease properties from us. The information related to Sun and our other tenants that is provided in this release has been provided by the tenants or, in the case of Sun, derived from Sun's public filings or provided by Sun. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

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NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, funds from operations (“FFO”), Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Net Income to EBITDA, Funds from Operations (FFO), Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

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 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues	$25,117	$18,805	$48,844	$36,407
EBITDA	$21,628	$15,882	$41,034	$30,815
Net income	$5,923	$2,087	$10,328	$3,335
FFO	$13,480	$8,377	$25,188	$15,712
AFFO	$15,669	$10,308	$29,668	$19,368
Normalized AFFO	$15,669	$10,308	$29,668	$19,678
Per share data:
Diluted EPS	$0.16	$0.08	$0.28	$0.13
Diluted FFO	$0.36	$0.33	$0.68	$0.62
Diluted AFFO	$0.42	$0.40	$0.79	$0.76
Diluted Normalized AFFO	$0.42	$0.40	$0.79	$0.77
Weighted-average number of common shares outstanding, diluted:
EPS & FFO	37,191,687	25,226,179	37,119,005	25,210,575
AFFO & Normalized AFFO	37,538,337	25,480,729	37,472,271	25,474,693

Net cash flow from operations	$7,623	$5,470	$24,087	$17,928

	June 30, 2012	December 31, 2011
Real Estate Portfolio
Total Equity Investments (#)	103	97
Total Equity Investments, gross ($)	$821,990	$767,054
Total Licensed Beds/Units	11,392	10,877
Weighted Average Remaining Lease Term (in months)	142	144
Total Debt Investments (#)	2	—
Total Debt Investments, gross ($) (2)	$21,202	$—

	Three Months Ended June 30, 2012	Twelve Months Ended June 30, 2012
Adjusted Facility EBITDARM Coverage (1)	1.80x	1.81x
Adjusted Facility EBITDAR Coverage (1)	1.34x	1.34x
Adjusted Tenant EBITDAR Coverage (1)	1.55x	1.55x

	June 30, 2012	December 31, 2011
Debt (3)
Principal
Fixed Rate Debt	$324,310	$324,239
Variable Rate Debt	101,062	59,159
Total Debt	$425,372	$383,398
Weighted Average Effective Rate
Fixed Rate Debt	7.33%	7.55%
Variable Rate Debt	4.36%	5.50%
Total Debt	6.62%	7.24%

% of Total
Fixed Rate Debt	76.2%	84.6%
Variable Rate Debt	23.8%	15.4%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$157,500	$100,000
Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$160,610	$142,250

(1) Adjusted Facility EBITDAR, Adjusted Facility EBITDARM and Adjusted Tenant EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. All facility financial performance data are presented one month in arrears. Adjusted coverages exclude the impact of strategic disposition candidates. Including the impact of one facility identified as a strategic disposition candidate, the three months ended June 30, 2012 Facility EBITDARM, Facility EBITDAR and Tenant EBITDAR are 1.76x, 1.30x and 1.53x, respectively; and for the twelve months ended June 30, 2012, Facility EBITDARM, Facility EBITDAR and Tenant EBITDAR are 1.78x, 1.31x and 1.53x, respectively.
(2) Total Debt Investments, gross consists of principal of $21.0 million plus capitalized origination fees of $0.2 million.
(3) Subsequent to June 30, 2012, we issued an additional $100 million aggregate principal amount of senior notes, with gross proceeds of $106 million and net proceeds of $103.8 million after underwriting costs but before other offering expenses. A portion of the proceeds was used to repay the $42.5 million outstanding on our secured revolving credit facility. After taking into account the July 2012 issuance of senior notes and the repayment of the amount outstanding on our secured revolving credit facility, total debt and available liquidity on a proforma basis was $488.9 million and $264.4 million, respectively.

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$24,820	$18,628	$48,483	$36,190
Interest income	297	177	361	217

Total revenues	25,117	18,805	48,844	36,407

Expenses:
Depreciation and amortization	7,557	6,290	14,860	12,377
Interest	8,148	7,505	15,846	15,103
General and administrative	3,489	2,923	7,810	5,592

Total expenses	19,194	16,718	38,516	33,072

Net income	$5,923	$2,087	$10,328	$3,335

Net income per common share, basic	$0.16	$0.08	$0.28	$0.13

Net income per common share, diluted	$0.16	$0.08	$0.28	$0.13

Weighted-average number of common shares outstanding, basic	37,147,942	25,154,284	37,092,683	25,140,781

Weighted-average number of common shares outstanding, diluted	37,191,687	25,226,179	37,119,005	25,210,575

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2012	December 31, 2011

Assets
Real estate investments, net of accumulated depreciation of $123,651 and $108,916 as of June 30, 2012 and December 31, 2011, respectively	$698,578	$658,377
Loans receivable, net	21,193	—
Cash and cash equivalents	3,110	42,250
Restricted cash	7,076	6,093
Deferred tax assets	25,540	25,540
Prepaid expenses, deferred financing costs and other assets	23,021	17,390
Total assets	$778,518	$749,650
Liabilities and stockholders’ equity
Mortgage notes payable	$157,872	$158,398
Secured revolving credit facility	42,500	—
Senior unsecured notes payable	225,000	225,000
Accounts payable and accrued liabilities	11,181	14,139
Tax liability	25,540	25,540
Total liabilities	462,093	423,077
Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2012 and December 31, 2011	—	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,051,242 and 36,891,712 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	371	369
Additional paid-in capital	349,272	344,995
Cumulative distributions in excess of net income	(33,218)	(18,791)
Total stockholders’ equity	316,425	326,573
Total liabilities and stockholders’ equity	$778,518	$749,650

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SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$10,328	$3,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,860	12,377
Non-cash interest income adjustments	9	—
Amortization of deferred financing costs	1,447	995
Stock-based compensation expense	3,842	2,478
Amortization of premium on notes payable	(8)	(8)
Straight-line rental income adjustments	(1,690)	(128)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(779)	219
Accounts payable and accrued liabilities	(1,914)	485
Restricted cash	(2,008)	(1,825)

Net cash provided by operating activities	24,087	17,928

Cash flows from investing activities:
Acquisitions of real estate	(55,550)	(74,000)
Origination of loans receivable	(21,176)	—
Acquisition of note receivable	—	(5,348)
Additions to real estate	(730)	(86)

Net cash used in investing activities	(77,456)	(79,434)

Cash flows from financing activities:
Proceeds from secured revolving credit facility	42,500	—
Proceeds from mortgage notes payables	21,947	—
Principal payments on mortgage notes payable	(22,464)	(1,499)
Payments of deferred financing costs	(3,435)	(270)
Issuance of common stock	144	547
Dividends paid	(24,463)	(8,051)

Net cash provided by (used in) financing activities	14,229	(9,273)

Net decrease in cash and cash equivalents	(39,140)	(70,779)
Cash and cash equivalents, beginning of period	42,250	74,233

Cash and cash equivalents, end of period	$3,110	$3,454

Supplemental disclosure of cash flow information:
Interest paid	$14,677	$14,476

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SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NET INCOME TO EBITDA, FUNDS FROM OPERATIONS (FFO),
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2.012	2.011
Net income	$5,923	$2,087	$10,328	$3,335
Interest expense	8,148	7,505	15,846	15,103
Depreciation and amortization	7,557	6,290	14,860	12,377

EBITDA	$21,628	$15,882	$41,034	$30,815

Net income	$5,923	$2,087	$10,328	$3,335
Add:
Depreciation of real estate assets	7,557	6,290	14,860	12,377

Funds from Operations (FFO)	$13,480	$8,377	$25,188	$15,712

Acquisition pursuit costs	381	224	872	311
Stock-based compensation expense	1,639	1,335	3,842	2,478
Straight-line rental income adjustments	(721)	(128)	(1,690)	(128)
Amortization of deferred financing costs	881	500	1,447	995
Non-cash interest income adjustments	9	—	9	—

Adjusted Funds from Operations (AFFO)	$15,669	$10,308	$29,668	$19,368
Start-up costs	—	—		310

Normalized AFFO	$15,669	$10,308	$29,668	$19,678

Net income per diluted common share	$0.16	$0.08	$0.28	$0.13

FFO per diluted common share	$0.36	$0.33	$0.68	$0.62

AFFO per diluted common share	$0.42	$0.40	$0.79	$0.76

Normalized AFFO per diluted common share	$0.42	$0.40	$0.79	$0.77

Weighted average number of common shares outstanding, diluted:
Net income and FFO	37,191,687	25,226,179	37,119,005	25,210,575
AFFO and Normalized AFFO	37,538,337	25,480,729	37,472,271	25,474,693

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of EBITDA, FFO, AFFO, normalized AFFO, FFO per diluted share, AFFO per diluted share and normalized AFFO per diluted share, which are reconciled to net income, which we believe is the most comparable GAAP measure. We believe that the use of FFO, AFFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
Facility EBITDAR(M). Earnings before interest, taxes, depreciation, amortization, rent (“EBITDAR”) and management fees ("EBITDARM") for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses Facility EBITDAR(M) in determining Facility EBITDAR(M) Coverages. Facility EBITDAR(M) has limitations as an analytical tool. Facility EBITDAR(M) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR(M) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR(M) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company and EBITDARM in particular to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears. The Company includes Facility EBITDAR(M) for a property if it was operated at any time during the period presented subject to a lease with the Company. Facility EBITDAR(M) for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Facility EBITDAR(M) Coverage. Facility EBITDAR(M) for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. Facility EBITDAR(M) coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR(M). All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. All facility financial performance data are presented one month in arrears.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO, (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently from the Company.
Normalized AFFO. Normalized AFFO represents AFFO adjusted for one-time start-up costs and non-recurring income and expenses. The Company considers normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized AFFO does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized AFFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized AFFO may not be comparable to normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO or normalized AFFO differently from the Company.
Tenant EBITDAR. Facility EBITDAR, as defined herein, plus EBITDAR (excluding one-time adjustments) for the period presented for all other operations of any entities that guarantee the tenants' lease obligations to the Company. The Company uses Tenant EBITDAR in determining Tenant EBITDAR Coverage. As with Facility EBITDAR, the Company receives the underlying information from its tenants and, with respect to Tenant EBITDAR, the guarantors of its tenants' lease obligation to the Company. To the extent that a particular tenant's lease obligations are not guaranteed by another entity, Tenant EBITDAR and Facility EBITDAR with respect to a particular tenant are the same. The Company utilizes Tenant EBITDAR as a supplemental measure of the ability of the tenant to meet its cash rent and other obligations to the Company should the facilities be unable to generate sufficient liquidity to meet related obligations to the Company. The usefulness of Tenant EBITDAR is limited by the same factors that limit the usefulness of Facility EBITDAR. All facility and tenant financial performance data was derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears. The Company includes Tenant EBITDAR with respect to property if the property was operated at any time during the period presented subject to a lease with the Company. Tenant EBITDAR for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities.
Tenant EBITDAR Coverage. Tenant EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period rent for all of our facilities plus rent expense for other operations of any entity that guarantees the tenants' lease obligation to the Company. Tenant EBITDAR coverage is a supplemental measure of a tenant's ability to meet its cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR and Tenant EBITDAR. All facility and tenant financial performance data were derived solely from information provided by operators/tenants, guarantors and borrowers without independent verification by the Company. All facility and tenant financial performance data are presented one month in arrears.

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